EXHIBIT 99
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                                 Scott M. Quist
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1/       Received pursuant to a 5% stock dividend paid on January 22, 2005.


2/ Owned jointly by the reporting person and his wife, Lisa Quist. Does not include 93,237 shares of Class A Common Stock and 209,086 shares of Class C Common Stock owned indirectly by the reporting person, including (A) 14,745 shares of Class A Common Stock and 18,386 shares of Class C Common Stock held by Associated Investors, a Utah general partnership (including 702 shares of Class A Common Stock and 876 shares of Class C Common Stock that were allocated to the reporting persons partner's account in Associated Investors on January 22, 2005 pursuant to a 5% stock dividend declared on December 10, 2004), of which the reporting person disclaims voting and investment and investment powers with respect to such shares; (B) 27,624 shares of Class A Common Stock acquired pursuant to the Security National Financial Corporation Tax-Favored Retirement Savings Plan (401(k) Plan) and allocated to the reporting person's account (including 2,063 shares of Class A Common Stock the reporting person acquired under the 401(k) Plan between April 1, 2004 and December 31, 2004, and 1,315 shares of Class A Common Stock that were allocated to the reporting person's account on January 22, 2005 pursuant to a 5% stock dividend declared on December 10, 2004), of which the reporting person disclaims voting and investment powers with respect to such shares; (C) 20,289 shares of Class A Common Stock and 190,700 shares of Class C Common Stock acquired under the Employee Stock Ownership Plan (ESOP), in reliance on old Rule 16a-8(g)(3) (including 966 shares of Class A Common Stock and 9,081 shares of Class C Common Stock that were allocated to the reporting person's account on January 22, 2005 pursuant to a 5% stock dividend declared on December 10, 2004), of which the reporting person disclaims voting and investment powers with respect to such shares; and
         (D) 30,579 shares of Class A Common Stock acquired under the Security National Financial Corporation Deferred Compensation Plan (including 6,553 shares of Class A Common Stock the reporting person acquired under the Deferred Compensation Plan between April l, 2004 and December 31, 2004, and 1,456 shares of Class A Common Stock that were allocated to the reporting person's account on January 22, 2005 pursuant to a 5% stock dividend on December 10, 2004), of which the reporting person disclaims voting and investment powers with respect to such shares. The reporting person disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

3/ Grant to reporting person of options to purchase 70,000 shares of Class A Common Stock under the Security National Financial Corporation 1993 Stock Option Plan. The options became exercisable on March 21, 2003, but any shares of Class A Common Stock acquired from the exercise of the options shall be forfeited if the reporting person does not remain employed by the Company for the later of (i) five years following the date of grant, or March 21, 2008, or (ii) two years following the date these options have been exercised by the reporting person.

4/ Grant to reporting person of options to purchase 500,000 shares of Class C Common Stock under the Security National Financial Corporation 2003 Stock Option Plan. The options became exercisable on July 16, 2004. Pursuant to the Company's Amended Articles of Restatement of the Articles of Incorporation, each ten shares of Class C Common Stock may at any time be converted into one share of Class A Common Stock. The Class A Common Stock is publicly traded on the Nasdaq Stock Market but the Class C Common Stock is not publicly traded. Accordingly, the exercise price of the options to purchase Class C Common stock is one-tenth (1/10) of the closing sale price of the Class A Common Stock on the date such options are exercised. The closing sale price of the Class A Common Stock was $3.60 per share on July 16, 2004.

5/ Grant to reporting person of options to purchase 500,000 shares of Class C Common Stock under the Security National Financial Corporation 2003 Stock Option Plan. The options became exercisable on December 10, 2004. Pursuant to the Company's Amended Articles of Restatement of the Articles of Incorporation, each ten shares of Class C Common Stock may at any time be converted into one share of Class A Common Stock. The Class A Common Stock is publicly traded on the Nasdaq Stock Market but the Class C Common Stock is not publicly traded. Accordingly, the exercise price of the options to purchase Class C Common stock is one-tenth (1/10) of the closing sale price of the Class A Common Stock on the date such options are exercised. The closing sale price of the Class A Common Stock was $3.23 per share on December 10, 2004.